Exhibit 17

CALAMOS FUNDS
C/O [TBD]

**SCAN TO**
**VIEW MATERIALS & VOTE**

**To vote by Internet**

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

**To vote by Telephone**

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

**To vote by Mail**

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01020-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THE FUND'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL LISTED BELOW.**

| | For | Against | Abstain |
|---|---|---|---|
| 1. To approve an Agreement and Plan of Reorganization (the "Plan") which provides for (i) the transfer of all the assets of Calamos Timpani SMID Growth Fund ("SMID Growth") to Calamos Timpani Active SMID Growth ETF ("SMID Growth ETF") in exchange solely for shares of beneficial interest of SMID Growth ETF and the assumption by the SMID Growth ETF of all the liabilities of SMID Growth; and (ii) the distribution by SMID Growth of all the shares of each class of SMID Growth ETF received by SMID Growth to the holders of shares of SMID Growth in complete liquidation and termination of SMID Growth. **(Proposal details found in the Combined Prospectus/Proxy Statement titled "Calamos Timpani SMID Growth Fund")** | ☐ | ☐ | ☐ |

THANK YOU FOR VOTING

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature [Joint Owners] | Date |
|---|---|---|---|
| | | | |

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders Scheduled to Be Held on August 24, 2026. The proxy material for this Meeting is available at: www.proxyvote.com T01021-TBD This proxy is solicited on behalf of the Board of Trustees of the above-mentioned Fund. I (we) the undersigned holder(s) of the Fund, having received notice of the meeting and the proxy statement, and revoking all prior proxies, hereby appoint John P. Calamos, Sr. and Erik D. Ojala, and each of them, my (our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Special Meeting of Shareholders (the "Special Meeting") of the Fund scheduled to be held on August 24, 2026, at 4:00 p.m. Central Time at the offices of Calamos Advisors LLC, 2020 Calamos Court, Naperville, Illinois 60563 and any adjournment or postponement thereof, and to vote and act upon the following matters (as more fully described in the accompanying proxy statement) in respect of all shares of the Fund which I (we) would possess if personally present. This proxy is solicited on behalf of the Fund’s Board of Trustees. If you specify a vote for the Proposal, your proxy will be voted as you indicate. If you simply sign and date the proxy card, but don’t specify a vote for the Proposal, the shares will be voted "FOR" the Proposal. The proxy will be voted in accordance with the proxy holders’ discretion as to any other business that may properly come before the Special Meeting of Shareholders or before any adjournment or postponement thereof. CALAMOS TIMPANI SMID GROWTH FUND Calamos Investment Trust PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS SCHEDULED TO BE HELD ON AUGUST 24, 2026